Consent of Independent Accountants



Ford Motor Company
The American Road
Dearborn, Michigan

Re:  Ford Motor Company Registration Statement
     Nos. 33-58785, 33-56785 on Form S-8

We consent to the incorporation by reference in the above
Registration Statements of our report dated June 13, 1996, to the Board of Directors of Ford Motor Company and Ford Microelectronics, Inc. with respect to the financial statements of the Ford Microelectronics, Inc. Salaried Retirement Savings Plan at December 31, 1995 and 1994 and for the year ended December 31, 1995, which is included in this Annual Report on Form 11-K.


/S/Coopers & Lybrand L.L.P.

400 Renaissance Center
Detroit, Michigan 48243
June 20, 1996